Exhibit 99.1

Bank of the James Announces Agreement to Acquire Pettyjohn, Wood & White, Inc.

LYNCHBURG, Va., December 15, 2021 -- Bank of the James Financial Group, Inc. (the “Company”) (NASDAQ:BOTJ), the parent company of Bank of the James (the “Bank”),  is a full-service commercial and retail bank serving Region 2000 (the greater Lynchburg MSA), and the Blacksburg, Charlottesville, Harrisonburg, Lexington, and Roanoke, Virginia markets.

Bank of the James Financial Group is pleased to announce that it has entered into a stock purchase agreement pursuant to which Pettyjohn, Wood, & White will become a wholly-owned subsidiary of the Company.  Pettyjohn, Wood & White is an SEC-registered investment advisor based in Lynchburg, Virginia.

Pettyjohn, Wood & White has more than $650,000,000 in assets under management.  The firm currently provides investment advisory services to high-net-worth individuals, individuals, corporations, charitable organizations, and pension and profit-sharing plans.

The firm is headed by Gorham B. (“Bunny”) Wood and Charles B. (“Charlie”) White.  Following the transition, Bunny Wood will continue to serve as President and Charlie White will serve as Executive Vice President.  Both Mr. Wood and Mr. White have entered into long-term employment agreements.  In addition, account managers Brian Blankinship, Tom Gerhardt and Shep Nowlin have also entered into employment agreements and will continue to serve Pettyjohn, Wood & White’s clients.  Annette Bradley will serve as the firm’s Chief Compliance Officer.  Pettyjohn, Wood & White is happy to report that all of its administrative staff have agreed to continue to work for the firm and will continue to serve its clients.

Robert R. Chapman III, President of the Company noted:  “Pettyjohn, Wood & White has built its reputation on superior client service and a commitment to bettering our community.  They are a perfect fit for a partner to further enhance what we believe to be a premier financial services institution in our region.

“We have tremendous respect for Bunny, Charlie and the rest of the PWW team.  We have long admired Pettyjohn, Wood & White and its approach to providing investment advisory services.

“We fully intend for PWW to continue to operate independently under the management of Bunny and Charlie.  PWW’s location, investment process, and the members of the PWW team will not change.

“Lastly, we expect this transaction to increase our earnings by increasing our non-interest income.”Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc. opened for business in July 1999 and is headquartered in Lynchburg, Virginia. The bank currently services customers in Virginia from offices located in Altavista, Amherst, Appomattox, Bedford, Blacksburg, Charlottesville, Forest, Harrisonburg, Lexington, Lynchburg, Madison Heights, Roanoke, and Rustburg. The bank offers full investment and insurance services through its BOTJ Investment Services division and BOTJ Insurance, Inc. subsidiary.  The bank provides mortgage loan origination through Bank of the James Mortgage, a division of Bank of the James. Bank of the James Financial Group, Inc. common stock is listed under the symbol “BOTJ” on the NASDAQ Stock Market, LLC.  Additional information on the Company is available at www.bankofthejames.bank.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "estimate," "expect," "intend," "anticipate," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group, Inc. (the "Company") undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, competition, general economic conditions, potential changes in interest rates, the effect of the COVID-19 pandemic, and changes in the value of real estate securing loans made by Bank of the James (the "Bank"), a subsidiary of the Company. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

CONTACT: J. Todd Scruggs, Executive Vice President and Chief Financial Officer (434) 846-2000.

tscruggs@bankofthejames.com